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                                                                       EXHIBIT n
                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated August 20, 2003, relating to the statement of net assets of the PIMCO Floating Rate Income Fund as of August 19, 2003. We also consent to the reference to us under the heading "Independent Auditors" in such Registration Statement.


/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
New York, New York
August 20, 2003